Exhibit 99.1

October 19, 2021

Dear Shareholder,

We want to report on our continued progress on building and growing Andover. Since our last letter sent in March 2021, we have closed one additional bolt-on transaction with our Texas based landscaping partner. To date, we have completed eight transactions comprised of four platforms and four bolt-ons; we now have companies across the Southeast in Texas, Virginia, Florida, and Alabama. We are not satisfied with the current pace at which we have closed transactions and are endeavoring to move more quickly on this front, while not compromising on the quality of the deals and the partners we bring into Andover.

Notably, demand for the services our partners provide is very strong. However, as is being seen in other labor-intensive businesses throughout the country, hiring and retaining employees has been a constant challenge since the beginning of the pandemic. The incentives to work in traditional lower-wage jobs is quite low as government support in the form of rent moratoriums and supplemental unemployment benefits, in addition to the availability of “gig” economy jobs, have presented labor challenges for our businesses. We do believe some of these issues will abate, but the timing and nature of this is hard to predict. In the interim, we are moving to secure additional workers through the H2B visa program in the coming months, which we hope will alleviate some of the labor issues we face and provide greater certainty against wage inflation. These labor issues are the most pressing operational issue for Andover today and we are working hard to mitigate the financial impact of this on the company.

As mentioned, we are not happy with our pace of progress on growing the business and our profits. However, I am confident in the process we have created. Notably, this process has given us the knowledge and comfort to make the decision to walk away from four meaningful transactions over the last five months. In these instances, it became clear our values and business philosophy did not align with those of the targets. It is imperative that we find the right type of people with good reputations, the ambition to build a larger business, a deep understanding of the relevant industry and a desire to partner with Andover while remaining involved with the business. Once we establish a core group of these “platform partners” in key markets, we expect to pick up the pace of bolt-on acquisitions to scale these businesses.

We continue to work hard to build the pipeline and deploy our capital diligently. There are currently several transactions in the pipeline in various stages of discussions and due diligence, and we uncover more opportunities every week though we cannot provide any assurance that we will be able to consummate any of these potential transactions. We continue to learn every day and our deal sourcing network continues to expand. As you know, the management team is collectively a significant shareholder of Andover stock, so we treat your capital as if it was our own.

We successfully completed a capital raise this spring and have significant equity capital available to execute what’s in front of us right now. We believe this capital must be deployed selectively, with the right partners, to grow the value of the business in the long-term.

On the topic of corporate governance, the Board of Directors recently formed an independent compensation committee comprised of three outside directors. Its first order of business was to recast management’s long-term equity incentive plan to align with a public listing of the company more formally. The compensation committee has been tasked with continually evaluating all aspects of management’s compensation to ensure it aligns with shareholders.

We welcome your feedback and questions at any time and we appreciate hearing from our stockholders. As a reminder, we are a public company that provides quarterly financial results in accordance with GAAP but are limited by SEC disclosure rules in the interim. We will be providing more granular information in our forthcoming 10-Q report. Thank you for your continued support and interest.

Sincerely,

Peter Cohen

Executive Chairman and Chief Executive Officer